UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported)     November 14, 2005
Spark Networks plc
(Exact Name of Registrant as Specified in Its Charter)
England and Wales

(State or Other Jurisdiction of Incorporation)

000-51195 (Commission File Number)	98-0200628 (IRS Employer Identification No.)

8383 Wilshire Boulevard, Suite 800, Beverly Hills, California (Address of Principal Executive Offices)	90211 (Zip Code)
(323) 836-3000

(Registrant’s Telephone Number, Including Area Code)
(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
On November 14, 2005, an amendment to the Articles of Association for Spark Networks plc (the “Company”) was adopted by the Company’s shareholders at an Annual General Meeting and became effective immediately. The Articles of Association were amended so that during such times that the Company’s ordinary shares or securities representing such shares are admitted to trading on the American Stock Exchange, Nasdaq National Market and/or Nasdaq Small Cap Market, the quorum requirement at a general meeting will be one-third of the Company’s issued and outstanding ordinary shares present in person or by proxy and entitled to vote.
The foregoing description of the amendment to the Company’s Articles of Association does not purport to be complete and is qualified in its entirety by reference to the Articles of Association, filed as Exhibit 3.1 hereto and incorporated by reference herein.
Item 9.01 Financial Statements and Exhibits.
(a)	Financial Statements of Businesses Acquired. Not applicable.

(b)	Pro Forma Financial Information. Not applicable.

(c)	Exhibits

Exhibit
Number	Description
3.1	Articles of Association of Registrant, as amended April 11, 2000, December 10, 2004, September 2, 2005 and November 14, 2005

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SPARK NETWORKS PLC

Date: November 17, 2005
	By:	/s/ Gregory R. Liberman

	Name:	Gregory R. Liberman
	Title:	Chief Operating Officer and General Counsel

EXHIBIT INDEX

Exhibit
Number	Description
3.1	Articles of Association of Registrant, as amended April 11, 2000, December 10, 2004, September 2, 2005 and November 14, 2005

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